签署版本/EXECUTION COPY

授权委托协议书

Entrustment Agreement

本授权委托协议书（以下称“本协议”）由以下各方于2010年11月30日在中华人民共和国（简称“中国”）北京市签署：

This Entrustment Agreement (the “Agreement”) is entered into as of November 30, 2010 in Beijing, the People's Republic of China (the “PRC”) by and between:

委托方：徐宁华，美国居民，护照号码：301003371（下称“甲方”）

Grantor: Ninghua XU, a resident of the United States, with Passport No. of 301003371 (“Party A”)

受托方：丁文祥，中国居民，身份证号码：152723195511153018（下称“乙方”）

Grantee: Wenxiang DING, a PRC resident, with ID card No. of 152723195511153018 (“Party B”)

各方经友好协商一致达成协议如下：

NOW, THEREFORE, through friendly consultation, the Parties hereby agree as follows:

授权基础及范围

Basis and Scope of the Entrustment

1.               本协议签署时，甲方持有Fortune Place Holdings Limited（福置控股有限公司，以下称“福置控股”）, 一家在英属维尔京群岛注册的公司，100%的股权（以下称为“甲方股权”）。

   Party A holds 100% equity interests of Fortune Place Holdings Limited, a company registered in British Virgin Islands (hereinafter referred to as “FP Holdings”) at of the date hereof (hereinafter referred to as “Party A’s Shareholding”).

2.               各方同意，甲方以其所直接或间接持有的福置控股、China Energy Corporation（其普通股在OTCBB交易的一家内华达公司）、China Tehong Energy Corporation（一家在英属维尔京群岛注册的有限公司）、中国特弘能源香港有限公司（一家在中华人民共和国香港特别行政区注册的有限公司）、北京特弘能源技术咨询有限公司（一家在中华人民共和国注册的外商独资企业）（合称“集团公司”，单独称“各集团公司”）的股权权益为基础，授权乙方作为其代理人在本协议规定的范围内管理集团公司。甲方亦应促使集团公司履行本协议项下的义务和规定。

The Parties agree that based on the equity interest in FP Holdings, China Energy Corporation, a Nevada corporation, the common stock of which is quoted on the OTC Bulletin Board, China Tehong Energy Corporation, a limited company registered in the British Virgin Islands, China Tehong Energy HK Limited, a limited company registered in Hong Kong Special Administrative Region of the PRC, Beijing Tehong Energy Technology Consulting Co., Ltd., a wholly foreign owned enterprise registered in the PRC (hereinafter, collectively, referred to as the “Group Companies” and each a “Group Company”) held, directly or indirectly, by Party A, Party A entrusts Party B to manage the Group Companies to the extent provided in the this Agreement as the agent of Party A.  Party A shall also procure that the Group Companies perform the obligations and provisions hereunder.

3. 各方确认，甲方特此不可撤销的授权乙方作为甲方的排他代理，代表甲方代行有关100%的甲方股权涉及的全部事项，包括如下权利：

The Parties confirm that, Party A hereby irrevocably authorizes Party B to act on behalf of Party A, as the exclusive agents with respect to all matters concerning 100% of Party A’s Shareholding, including the rights as below:

1）	出席福置控股的股东会；

Attending the shareholders’ meeting of FP Holdings;

2）	在适用法律允许范围内，行使、或促使其他相关公司行使法律及福置控股及各集团公司（合称“公司”）章程中规定甲方或其任一子公司所享有的100%的股东权利和股东表决权，包括但不限于表决赞成和决定对已获批资本/注册资本的增加或减少、公司债券的发行、任一集团公司的合并、分立、解散、清算或其公司形式的变更、公司章程或法人组织文件（或任何此类组织类文件）的修改；

Exercising, or procuring other relevant companies to exercise, 100% of the shareholder’s rights and shareholder’s voting rights enjoyed by Party A or any of its subsidiaries under the laws and the articles of associations of FP Holdings and each Group Company (collectively, the “Companies”) to the extent as permitted by applicable laws, including without limitation voting for and making decisions on the increase or reduction of the authorized capital/registered capital, issuing company bonds, merger, division, dissolution, liquidation of any Group Company or change of corporate form of any Group Company, amendment to the articles of association or incorporation (or any equivalent organizational document) of any Group Company.

3）	指定和任命集团公司的法定代表人（董事长）、董事、监事、总经理以及其他高级管理人员。

Designating and appointing the legal representatives (the chairman of the Board), directors, supervisors, general managers and other senior officers of the Group Companies.

协议期限

Agreement Period

授权委托期始于2010年11月30日，且自本协议日期起10年有效。对于2010年11月30日之后乙方在本协议授权范围内进行的任何及所有管理活动，均应由甲方批准。在授权委托期内，未经各方一致同意，任何一方不得解除或终止本协议，适用法律另有规定者除外。

The Entrustment Period commences on November 30, 2010 and shall be effective for a period of 10 years from the date hereof.  Any and all management activities within the entrustment scope hereunder conducted by Party B from November 30, 2010 shall be ratified by Party A. During the Entrustment Period, except as otherwise provided by applicable law, this Agreement shall not be rescinded or terminated by any Party unless agreed upon by both Parties.

进一步保证

Further Guarantee

各方同意，本协议签署之后, 如有适用法律法规规定有必要另行签署任何其他文件以全面执行本协议规定，则各方均应责成该等文件的签署。

The Parties hereby agree that, after the execution of this Agreement, if it is necessary to execute any other documents to fully implement the provisions hereof as may be required by applicable laws and regulations, the Parties shall procure the execution of such documents.

适用法律和语言文本

Applicable Laws and Language

本协议的有效性、解释、执行、履行以及争议解决应适用中华人民共和国香港特别行政区法律。若中英两种文本之间有任何冲突，以中文本为准。

The validity, interpretation, implementation, performance and dispute resolution of this Agreement shall be governed by the laws of the Hong Kong Special Administrative Region of the PRC.  In case there is any conflict between the Chinese version and the English version of this Agreement, the Chinese version shall prevail.

争议解决

Dispute Resolution

协商和仲裁

     Consultation and Arbitration

对于由本协议的履行产生或与本协议有关的任何争议，双方应首先通过友好协商解决。如争议在一方发出要求开始协商的书面通知后60天内未能解决的，任何一方可根据下列规定将争议提交仲裁：

Any dispute arising out of the performance of this Agreement or relating to this Agreement shall be primarily resolved by friendly consultation.  If the dispute can not be resolved within 60 days after one Party sends a written notice demanding the commencement of consultation, either Party may submit the dispute for arbitration in accordance with the following provisions:

仲裁应在香港国际仲裁中心按照该中心的仲裁规则进行，仲裁员为一名；

The arbitration shall be performed in Hong Kong International Arbitration Center and in accordance with its arbitration rules; there shall be one arbitrator.

仲裁裁决是不可上诉的，如仲裁裁决提交法院由其进行认定或执行的，双方均应放弃异议的权利，包括法院所在地司法认定的豁免。仲裁裁决是终局的，并对双方有约束力，双方同意受该裁决约束，除非仲裁员另行裁定，否则仲裁费用应由败诉方承担。

The arbitration award is unappealable. If the arbitration award is submitted to the court for recognition or enforcement, both Parties shall give up the rights to oppose, including immunity of judicial recognition in the place where the court located.  The arbitration award is final and binding upon both Parties, who agree to be bound by the arbitral award. The cost of arbitration shall be borne by the losing party unless determined otherwise by the arbitrator.

持续的权利和义务

Continuous Rights and Obligations

当产生任何争议及任何争议正在仲裁庭仲裁时，除争议事项外，双方应继续行使其剩余的相关权利和履行其在本协议项下的其他义务。

When any dispute arises or is under arbitration of the arbitration tribunal, except for the matters in dispute, both Parties shall continue to exercise their remaining relevant rights and perform their other obligations under this Agreement.

保密义务

Confidentiality Obligation

各方承认及确定彼此就本协议交换的任何口头或书面资料（含本协议）均属保密资料。各方应对所有该等资料予以保密，且不得在未经另一方书面同意的情况下向任何第三者披露任何相关资料。

Both Parties acknowledge and confirm that any oral or written materials (including this Agreement) exchanged with respects to this Agreement are confidential materials.  Each Party shall keep confidentiality of all such material and shall not disclose any relevant material to any third party without the other Party’s prior written consent.

本协议的效力

Validity of this Agreement

本协议经各方签署即生效。本协议应以一式七份签署，每方各执一份，各集团公司各留存一份。每一份均具有同等法律效力。

This Agreement shall come into force after the execution of the Parties.  This Agreement should be executed in seven copies. Each Party and each Group Company hold one copy.  Each copy has equal legal enforceability.

各方已促使各方授权代表于上述文首所载日期签署了本授权委托协议，以昭信守。

IN WITNESS WHEREOF, the Parties have caused their authorized reprehensive to execute this Entrustment Agreement as of the date first written above.

甲方：徐宁华

Party A: Ninghua XU

签字：

By: /s/ Ninghua XU

乙方：丁文祥

Party B: Wenxiang DING

签字:

By: /s/ Wenxiang DING

见证人/Witness: